UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 1, 2011

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina		27513
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note—This Report on Form 8-K/A is being filed in order to reflect that no financial statements are required to be filed by amendment to this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As of January 1, 2011, SciQuest, Inc. (“SciQuest”) completed the acquisition of all of the issued and outstanding shares of capital stock of AECsoft USA, Inc., a Texas corporation and a leading provider of supplier management and sourcing technology, pursuant to that certain Stock Purchase Agreement, dated December 21, 2010, by and among SciQuest and Tom (Yitao) Ren, Ying (Lily) Xiong, John Paul Gutierrez and Ronald Dressin.

SciQuest is paying a purchase price consisting of approximately $9 million in cash and 325,203 shares of SciQuest’s common stock plus a contingent payment of up to an additional 325,203 shares of SciQuest’s common stock based on successful achievement of certain performance targets over the next three fiscal years. The performance targets relate to the amount of revenue recognized by SciQuest from the sale of AECsoft’s products and services during each of 2011, 2012 and 2013. If the performance conditions are met in full, SciQuest will issue 121,951 shares of its common stock on or about March 31, 2012, 121,951 shares of its common stock on or about March 31, 2013 and 81,301 shares of its common stock on or about March 31, 2014.

The purchase price includes $1.275 million in cash and 103,659 shares of common stock that will be deposited in escrow to satisfy potential indemnification claims. The purchase price will be subject to adjustment based on the level of AECsoft’s cash and cash equivalents and the net asset value of AEC Global (Shanghai) Co., Ltd.

Any statements in this Report that are not historical or current facts are forward-looking statements. These forward-looking statements include references to the payment of additional stock upon the achievement of certain performance targets. All forward-looking statements in this Report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

*99.1	Press Release dated January 3, 2011

*	Previously filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

Date: October 30, 2012
	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe President and Chief Executive Officer (Principal Executive Officer)